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                                                                   Exhibit 10.10

                        CATELLUS DEVELOPMENT CORPORATION



                           Third Amended and Restated

                              Employment Agreement



                                      with



                                Nelson C. Rising

                        Effective as of December 24, 2001

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                 THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                 -----------------------------------------------

                  THIS THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into effective as of December 24, 2001 (the "Effective Date"), by and between Nelson C. Rising (the "Executive") and Catellus Development Corporation, a Delaware corporation having its principal executive offices in San Francisco, California (the "Company");

                                WITNESSETH THAT:

                  WHEREAS, the Company and Executive are parties to that certain Second Amended and Restated Employment Agreement (the "Prior Employment Agreement") as of October 1, 1999 under which the Executive has served the Company as President and Chief Executive Officer of the Company; and

                  WHEREAS, the Company and the Executive desire to amend and restate the prior Employment Agreement and desire that this Agreement set forth all of the terms and conditions of the Executive's employment by the Company.

                  NOW, THEREFORE, in consideration of the mutual agreements set forth below, the Executive and the Company hereby agree as follows:

         1.       Performance of Services.  The Executive shall be employed by
                  -----------------------
the Company in accordance with the following:


                  (a) Position. Subject to the terms of this Agreement, the
                      --------
Company hereby agrees to employ the Executive as Chairman and Chief Executive Officer of the Company during the Agreement Term (as such terms are defined below), and the Executive hereby agrees to accept and remain in such employment during the Agreement Term. During the Agreement Term, while the Executive is employed by the Company, the Board shall use its best efforts to cause the Executive to continue to be elected as a member of the Board.

                  (b) Commitment. At all times during the Agreement Term while
                      ----------
the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving as Chairman and Chief Executive Officer of the Company (and in such other capacities as he may be requested to serve the Company from time to time as provided herein). Notwithstanding the foregoing, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments and activities involving professional, charitable, educational, religious and similar types of


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organizations, speaking engagements, membership on the boards of directors of other organizations, and similar activities, to the extent that such other activities do not in the judgment of the Board inhibit the performance of the Executive's duties under this Agreement, or conflict with the business of the Company or any Subsidiary; provided, however, that the Executive shall not serve on the board of directors of any business, or hold any other position with any business without the consent of the Board. The Company has consented to the Executive retaining his ownership interest in Maguire/Thomas Partners Master Investments, a California limited partnership, which holds interests in various Maguire/Thomas projects, and certain other business positions or interests, all as described in two separate letters dated July 27, 1994 from Executive to the Company.

                  (c) Authority. The Executive shall have the responsibility and
                      ---------
authority for the overall conduct of the business of the Company and the Subsidiaries, including responsibility for the management and operation of those entities, and such additional responsibilities, powers and duties, consistent with the foregoing, as the Board, and the respective boards of directors of each of the Subsidiaries of which the Executive may be an officer, may from time to time prescribe. In the performance of his duties, the Executive shall only be required to report to the Board as a whole and, with respect to his positions as an officer of Subsidiaries of the Company, the separate boards of directors of each such Subsidiary. The Executive shall perform his duties faithfully and efficiently, subject to the overall policies and directions of the Board and such other respective boards of directors. The Company agrees that the duties which may be assigned to the Executive shall be the usual and customary duties of Chairman and Chief Executive Officer of the Company (and of such other offices which he may hold from time to time as provided herein) and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law (both as in effect from time to time). The Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the offices held by him at any time. The Executive shall have the corporate authority that shall reasonably be required to enable the discharge of duties in any of the offices that he may hold from time to time. The Executive, as Chairman and Chief Executive Officer of the Company, shall be the senior executive, "leader" and spokesperson for the Company, and he will use his best efforts to work in "partnership" with the Lead Independent Director of the Board, to the extent such office is held at any time by a person other than the Executive.

                  (d) Annual Performance Review. The Board shall review the
                      -------------------------
performance by the Executive of his responsibilities as Chairman and Chief Executive Officer of the Company (and his performance in such other capacities as he may serve the Company from time to time as provided herein) and as an employee of the Company no less frequently than annually and shall communicate the Board's assessment of such performance to the Executive by March 30 of each year.



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                  (e) Relocation. In connection with his employment hereunder,
                      ----------
and subject to the following provisions of this paragraph 1(e), the Executive shall not be required, without his prior written consent, to relocate the Company headquarters or to be based anywhere other than within 50 miles from the site of the current headquarters of the Company.

                  (f) Disability. The Executive shall not be required to perform
                      ----------
services under this Agreement during any period that he is Disabled (as such term is defined below).

                  (g) Agreement Term.  For purposes of this Agreement, the term
                      --------------
"Agreement Term" means the period beginning on the Effective Date and ending on December 31, 2006.

                  (h) Subsidiary. For purposes of this Agreement, the term
                      ----------
"Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity during any period in which more than a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company), except to the extent that the Company is unable, whether by contractual restriction or otherwise, to exercise control over any such entity.

         2.       Compensation.  During the Agreement Term, while the Executive
                  ------------
is employed by the Company, the Company shall compensate the Executive for his services as follows:

                  (a) Salary. From and after (and with retroactive effect to)
                      ------
the Effective Date, the Executive shall receive, in substantially equal monthly or more frequent installments, a base salary of a minimum of $682,500 ("Salary") per annum, which shall be increased by 5% effective January 1, 2002 and by 5% more on each January 1 thereafter during the term of this Agreement.

                  (b) Bonus. The Executive shall be entitled to receive annual
                      -----
bonuses from the Company with an annual maximum bonus opportunity of 250% of the Executive's then Salary ("Maximum Bonus Potential"), subject to the dollar limitation which is then applicable under the Company's 2000 Performance Award Plan, as it may be amended from time to time (the "Performance Award Plan"), provided, however that the Company may award a larger bonus to the Executive for achieving extraordinary performance objectives. On or before March 30 of each year, commencing March 30, 2002, the Board shall establish performance objectives for each year of the Agreement Term for the determination of the Executive's bonus awards for such year, which objectives may (i) include both individual and corporate objectives, (ii) include both qualitative and quantitative standards, (iii) include standards based on the Company's financial performance (which standards may be dependent upon the relative financial performance of the Company as compared to a peer group of companies selected from year to year by the Board), and (iv) be based on the objectives and standards set forth in the Company's five year strategic plan or be based on other objectives and standards. For the calendar year ending December 31, 2001, the Executive shall be entitled to receive an annual bonus from the Company pursuant to the bonus plan adopted by the Board for such calendar year pursuant to the Prior Agreement.


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                  (c)      Stock Options.
                           -------------

                           (i) New Stock Option Grant. On the Effective Date,
                               ----------------------
         the Company shall grant to the Executive a stock option under the Plan covering an aggregate of 500,000 shares of Common Stock which shall (i) have an exercise price equal to the fair market value of the underlying Common Stock on the Effective Date, (ii) vest in two equal installments on December 31, 2005 and December 31, 2006, respectively, subject to accelerated vesting as provided in paragraphs 4(c) and 10(a), (iii) terminate to the extent not exercised on or prior to the tenth anniversary of the Effective Date, (iv) be exercisable for a period of 90 days following the termination of the Executive's employment for any reason (but only to the extent vested as of such termination date), provided, however, that to the extent the Executive remains employed by the Company at least through December 31, 2006 or if the Executive's employment is terminated under circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Disabled), paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), such stock option will be exercisable until the tenth anniversary of the Effective Date regardless of the date on which the Executive terminates his employment and (v) otherwise conform to the requirements of the Performance Award Plan.

                           (ii) Covenant to Take Actions to Permit Use of
                                -----------------------------------------
         Deferred Option Gain Method of Exercise. If the Executive so requests,
         ---------------------------------------
         The Company shall take any and all actions which may be necessary to permit the Executive to exercise the stock options granted to the Executive prior to the Effective Date using the deferred option gain method, pursuant to which the Executive will have the right to exercise such stock options by delivering to the Company shares of the Company's Common Stock owned by the Executive and electing to receive the shares issuable upon such exercise of such options at a specified date in the future.

                  (d) Disability. The Executive shall receive from the Company
                      ----------
disability income replacement coverage which will provide for replacement of income, to the extent available at a commercially reasonable rate of premiums, during any period in which the Executive is Disabled if the disability arose during the Agreement Term and prior to the Executive's Date of Termination (as such term is defined below). During any period while the Executive is Disabled and is otherwise entitled to receive Salary under this Agreement, any Salary payments to the Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

                  (e) Vacation. The Executive shall be entitled to four weeks
                      --------
paid vacation per year. The Executive shall be entitled to take such vacation at such time or times (without regard to the accrual thereof) as he shall choose, but for purposes of calculation of amounts payable


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pursuant to Section 4(a)(ii) hereof, such vacation entitlement shall accrue solely in accordance with the terms of the Company's vacation policy for executive officers generally as in effect from time to time.

                  (f) Benefits and Perquisites. The Executive shall be entitled
                      ------------------------
to receive benefits to such extent as, and on terms no less favorable to the Executive than, those benefits provided by the Company from time to time to the Company's other senior management employees and consistent with the memorandum (the "Benefits Memorandum") attached hereto as Exhibit A. The Executive shall also be entitled to receive the perquisites that are set forth in the Benefits Memorandum.

                  (g) Expenses. The Executive shall be authorized to incur
                      --------
reasonable expenses for entertainment, travel, meals, lodging and similar items in the conduct of the Company's business. The Company shall reimburse the Executive for all reasonable expenses so incurred through the expiration of the Agreement Term.

                  (h) Supplemental Retirement Benefits.  The Company shall
                      --------------------------------
provide the Executive with supplemental retirement benefits as set forth in Exhibit B attached hereto.

                  3.  Termination.  The Executive's employment with the
                      -----------
Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in the following paragraphs 3(a) through 3(i):

         (a)      Death.  The Executive's employment hereunder will terminate
                  -----
upon his death.


         (b)      Disability. The Company may terminate the Executive's
                  ----------
employment with the Company during any period in which the Executive is Disabled. The Executive shall be considered "Disabled" during any period in which (i) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement;
(ii) such disability is determined by the Board to be of a long-term nature; and
(iii) the Executive is eligible for income replacement benefits under the Company's long- term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Disabled, the Company may refer such dispute to a licensed practicing physician of the Company's choice for binding resolution of such dispute, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

         (c)      Cause.  The Company may terminate the Executive's employment
                  -----
hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

                  (i) the willful and continued failure by the Executive substantially to perform his material duties with the Company (other than any such failure resulting from the Executive's being Disabled), after a written demand for substantial performance of such


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         duties is delivered to the Executive by the Board, which demand identifies the manner in which the Board believes that the Executive has not substantially performed his duties and the Executive has been given a reasonable period of time (but in no event more than 60 days) to correct his deficient performance; or

                  (ii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board, such misconduct substantially impairs the Executive's ability effectively to perform his duties with the Company. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's action or omission was in the best interest of the Company.

         (d)      Constructive Discharge.  If the Company materially breaches
                  ----------------------
its obligations to the Executive under this Agreement, and:

                  (i) the Executive provides written notice to the Company of the occurrence of such breach, which identifies the manner in which the Executive believes that the breach has occurred, and which is delivered to the Company within a reasonable period 10 (but in no event more than 90 days) after the Executive has actual knowledge of the events asserted to give rise to the breach; and

                  (ii) the Company fails to correct any such breach within a reasonable period (but in no event more than 60 days) after receipt of the notice described in paragraph (d)(i); then, for purposes of this Agreement, the Executive shall be considered to have been dismissed by the Company for reasons other than Cause. A material breach of this Agreement by the Company shall include, without limitation:

                       (1) assigning duties to the Executive that are
                  inconsistent in any substantial respect with the position, authority, or responsibilities associated with the position of Chairman and Chief Executive Officer of the Company or, after a Change of Control of the Company (as defined in paragraph 10(c) hereof) in which the Company is not the surviving entity, the Executive is not permitted to serve as the chief executive officer and a member of the board of directors of the successor entity to the Company;

                       (2) assigning additional duties to the Executive that
                  substantially impair his ability to function as Chairman and Chief Executive Officer of the Company;

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                       (3)  the failure by the Company to accord to the
                  Executive the title, authority and responsibilities of Chairman and Chief Executive Officer of the Company;

                       (4) the election to the office of Chairman of the Board of the Company of a person other than the Executive who is a full-time employee of the Company;

                       (5) the failure of the Executive to be elected a member of the Board;

                       (6) a reduction by the Company in the Executive's Salary from that provided for in Section 2(a) of this Agreement or a reduction in the Maximum Bonus Potential provided for in
                  Section 2(b) hereof, provided that nothing herein shall limit or affect the Board's authority and discretion to determine the actual bonus award earned by the Executive based upon the Board's evaluation of the Executive's performance during the applicable year;

                       (7) a requirement for the relocation of the Executive imposed by the Board in violation of this Agreement;

                       (8) the intentional failure of the Company, without the Executive's consent, to pay to the Executive any portion of his Salary, earned bonus or other current compensation (if any), or to pay to the Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company, within 10 business days of the date such compensation is due or to issue shares of common stock of the Company in accordance with the terms of stock options granted to the Executive upon valid exercise thereof;

                       (9) in the event that there is a successor to the Company, the failure of the Company to obtain a satisfactory agreement from any such successor to assume and to perform the obligations of the Company under this Agreement; or

                       (10) the failure of the Company to fulfill any of its
                  other material obligations to the Executive under this Agreement.

                  (e)  Termination by Executive. The Executive may terminate
                       ------------------------
         his employment thereunder at any time by giving the Company prior written Notice of Termination (as defined in paragraph 3(h)), which Notice of Termination shall be effective not less than 30 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 3(d) are required, the procedures of this paragraph 3(e) may not be used in lieu of the procedures required under paragraph 3(d).

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                  (f)      Mutual Agreement.  This Agreement may be terminated
                           ----------------
         at any time by the mutual agreement of the parties. Any termination of the Executive's employment by mutual agreement of the parties shall be memorialized in an agreement reduced to writing and signed by the Executive and a duly appointed officer of the Company.

                  (g)      Termination by Company Without Cause. The Company may
                           ------------------------------------
         terminate the Executive's employment hereunder at any time for any reason and without Cause, and the Company shall not be required to specify a reason for such termination, provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(g) only if it is not for reasons described in paragraph 3(a), 3(b), 3(c), 3(d), 3(e) or 3(f).

                  (h)      Notice of Termination. Any termination of the
                           ---------------------
         Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a) (relating to termination by death) or paragraph 3(f) (relating to termination by mutual agreement)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which (i) indicates the specific termination provision in this Agreement relied on and (ii) sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           (i) Date of Termination. For purposes of this
                               -------------------
                  Agreement, the "Date of Termination" means the last day the Executive is employed by the Company; provided, that (i) the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3, and

                           (ii) in the event of termination for Cause as defined
                  in paragraph 3(c)(ii) hereof such Date of Termination shall not be less than two business days after the Executive has received written notice of the intention to so terminate the Executive.

                  4.       Rights Upon Termination.  The Executive's right to
                           -----------------------
payment and benefits under this Agreement upon or for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

                  (a)      Basic Payments to Executive Upon Termination For Any
                           ----------------------------------------------------
Reason Through the Date of Termination. If the Executive's Date of Termination
--------------------------------------
occurs during the Agreement Term for any reason, the Company shall pay to the
Executive:

                           (i)      The Executive's Salary for the period
through the Date of Termination.

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                           (ii)     An amount in respect of unused vacation days
         as of the Date of Termination, as determined in accordance with Company policy as in effect from time to time.

                           (iii) Except in the case of termination pursuant to paragraph 3(c) (relating to termination of the Executive for Cause) or paragraph 3(e) (relating to the Executive's resignation), a pro rata bonus payment, which shall be an amount equal to the product of:

                                    (A) the bonus the Executive would have
                  received for the Company's fiscal year which includes his Date of Termination (determined as though he remained in the employ of the Company through the end of such year and that the performance levels required for the award of a target bonus to the Executive were met); multiplied by

                                    (B) a fraction, the numerator of which is
                  the number of days in the fiscal year which includes the Executive's Date of Termination, but excluding the days following such Date of Termination, and the denominator of which is 365.

                           (iv) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company. Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive's Date of Termination.

                  (b)      No Payment Obligations to the Executive After the
                           -------------------------------------------------
Date of Termination in Certain Circumstances. If the Executive's Date of
--------------------------------------------
Termination occurs under circumstances described in paragraph 3(c) (relating to termination of the Executive for Cause), paragraph 3(e) (relating to the Executive's resignation) or paragraph 3(f) (relating to termination by mutual agreement), or if the Executive's employment with the Company terminates after the end of the Agreement Term, then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under this Agreement for periods after the Date of Termination.

                  (c)      Payments to the Executive After Date of Termination
                           ---------------------------------------------------
in the Event of Death, Disability, Constructive Discharge or Termination Without
--------------------------------------------------------------------------------
Cause. If the Date of Termination occurs under circumstances described in
-----
paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Disabled), paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without

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Cause), then, in addition to the amounts payable in accordance with paragraph
4(a), the Company shall pay the Executive, in monthly payments over a period of 24 months from the Date of Termination , a monthly amount equal to one twenty-fourth (1/24) of the amount that is two (2) times the Executive's "Average Salary and Bonus." For the purposes of this paragraph (c) only, "Average Salary and Bonus" means the average of the Executive's annual salary and annual bonus, including any amounts deferred by the Executive under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by the Executive for the three full calendar years prior to termination of the Executive's employment (regardless of whether all of such years occurred while this Agreement was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred). In addition, the stock options held by Executive shall become fully vested immediately upon such termination of employment and the Executive shall be entitled to accelerated supplemental retirement benefit credits as set forth in Exhibit B. The Company's obligation to make payments, accelerate the vesting of Executive's stock options and retirement benefit credits under this paragraph 4(c) and Exhibit B shall cease immediately upon the breach by the Executive of the provisions of paragraph 7 or paragraph 8.

                  (d) Payments in Lieu of Benefits Under Severance Agreements.
                      -------------------------------------------------------
Except as may be otherwise specifically provided in an amendment of this paragraph (d) adopted in accordance with paragraph 13, payments under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment.

                  5. Duties on Termination. Subject to the terms and conditions
                     ---------------------
of this Agreement, during the period beginning on the date of delivery of a Notice of Termination and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following (i) the delivery of a Notice of Termination by the Executive providing for the resignation by the Executive of his positions with the Company provided for herein, or (ii) delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason, or (iii) notification to the Executive of the intention to terminate the Executive for Cause as defined in paragraph 3(c)(ii); provided, however, that during the period of suspension in any of the foregoing cases (which shall in each such case end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for all other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

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          6. Mitigation and Set-Off. The Executive shall not be required to
             ----------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

          7. Confidential Information. Except as may be required by the lawful
             ------------------------
order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees, both while he is employed by the Company and thereafter, to keep secret and confidential all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his termination of employment (regardless of whether consultation is pursuant to paragraph 9), and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way. The Executive agrees that, to the extent that any court or agency seeks to have him disclose Confidential Information, the Executive shall promptly inform the Company and shall take such reasonable steps as are available to the Executive to prevent disclosure of such Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency; provided, that the Executive shall not be required hereby to do so if and to the extent that the Executive would thereby incur personal financial or other risk. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's or any Subsidiary's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege. Nothing in the foregoing provisions of this paragraph 7 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries that is generally known to persons of his experience in other companies in the same industry. Nothing in this paragraph 7 or in paragraph 8 shall be construed as limiting the Executive's duty of loyalty to the Company while he is employed by the Company, or any other duty he may otherwise have to the Company while he is employed by the Company or thereafter.

          8. Non-Disparagement. The Executive agrees that both while he is
             -----------------
employed by the Company and after the Date of Termination he shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries. Both while the Executive is employed by the Company and after his Date of Termination, the Company agrees, on behalf of itself and the

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Subsidiaries, that neither the officers nor the directors of the Company or the
Subsidiaries shall make any false, defamatory or disparaging statements about the Executive.

          9. Defense of Claims. The Executive agrees that, for the period
             -----------------
beginning on the Effective Date and continuing after his Date of Termination, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees promptly to inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. The Executive also agrees promptly to inform the Company if he is asked to assist in any investigation of the Company (or its actions) that may relate to services performed by the Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

          10. Change of Control Payments.
              --------------------------

          (a) Payments. If, within twelve months after the occurrence of a
              --------
Change of Control (as defined in paragraph 10(c) hereof), the Executive's employment by the Company or its successor is terminated pursuant to paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then the Executive shall be entitled to the following benefits in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to paragraph 4(c) hereof:

                     (i) the Company shall pay to the Executive the amounts set forth in paragraph 4(a); and

                     (ii) all stock options or other equity awards held by the Executive with respect to the Company's Common Stock shall become fully vested; and

                     (iii) the Executive shall be entitled to accelerated supplemental retirement benefit credits as set forth in Exhibit B; and

                     (iv) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum payment in an amount which is equal to three (3) times the Executive's Average Salary and Bonus. For purposes of this paragraph (iv) only, "Average Salary and Bonus" shall mean the greater of (A) the Executive's annual salary and annual bonus, including any amounts deferred by the Executive under

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

          the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan, for the three full calendar years prior to the Executive's termination of employment (regardless of whether all of such years occurred during the term of this Agreement) or such smaller number of full calendar years as the Executive has been employed by the Company, divided by the number of such full calendar years, or (B) the Executive's annual salary and annual bonus, including any amounts deferred by the Executive under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan, for the three full calendar years with respect to which annual bonuses have been determined prior to the occurrence of the Change of Control (regardless of whether all of such years occurred during the term of this Agreement) or such smaller number of full calendar years as the Executive has been employed by the Company, divided by the number of such full calendar years.

          (b) Tax Protection Policy. The Executive shall receive the benefits of
              ---------------------
the Tax Protection Policy attached hereto as Exhibit C, which is hereby
                                             ---------
incorporated by reference.

          (c) Definition of "Change of Control." A "Change of Control" of the
              --------------------------------
Company shall be deemed to have occurred upon the happening of any of the following events:

                     (i) the acquisition or holding of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), but excluding for this purpose any such acquisition (or holding) by (i) the Company or any corporation controlled by the Company; (ii) any employee benefit plan (or related trust) of the Company or any corporation controlled by the Company; (iii) any acquisition or ownership by an Acquiror of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock or voting securities by the Company which, by reducing the number of shares of the Company's common stock or voting securities outstanding, increases the proportionate number of shares beneficially owned by such Acquiror to 25% or more of the Outstanding Company Voting Securities; provided, however, that if an Acquiror shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional

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

          shares of common stock or voting securities of the Company, then such acquisition shall constitute a Change of Control; or (iv) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then Outstanding Company Voting Securities;

                     (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                     (iii) consummation by the Company of (A) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of the Company, or (C) the sale or other disposition of all or substantially all of the assets of the Company."

          11. Remedies. The Executive acknowledges that the Company would be
              --------
irreparably injured by a violation of paragraph 7 or 8, and agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the

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

Executive from any actual or threatened breach of paragraph 7 or paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

          12. Nonalienation. The interests of the Executive under this Agreement
              -------------
are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

          13. Amendment; Other. This Agreement may be amended or cancelled only
              ----------------
by mutual agreement of the parties in writing and may be amended without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. All judgments made and actions taken by the parties to this Agreement shall be made or taken, as the case may be, in good faith.

          14. Applicable Law. The provisions of this Agreement shall be
              --------------
construed in accordance with the laws of the State of California without regard to the conflict of law provisions of any state.

          15. Severability. The invalidity or unenforceability of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

          16. Waiver of Breach. No waiver by any party hereto of a breach of any
              ----------------
provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, shall operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

          17. Successors. This Agreement shall be binding upon, and inure to the
              ----------
benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. The rights of the Executive to receive payment of amounts of compensation provided for in this Agreement shall inure to the benefit of, and may be enforced by, the Executive's estate in the event of his death.

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

                  18. Notices. Notices and all other communications provided for
                      -------
in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five days after depositing the U.S. mail; or (iii) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below: to the Company: Catellus Development Corporation 201 Mission Street, 3rd Floor San Francisco, California 94105 Attention: General Counsel to the Executive: Nelson C. Rising 435 Georgian Road La Canada, California 91011 Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

                  19. Arbitration of All Disputes. Any controversy or claim
                      ---------------------------
arising out of or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in San Francisco, California by an arbitrator. The Executive and the 25 Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the San Francisco office of JAMS/Endispute, Inc. ("JAMS") a list of five retired judges affiliated with JAMS. The Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S)1280et seq.) The arbitrator shall not be authorized to award punitive damages with respect to any claim, disputes or controversy. The parties intend that this paragraph 19 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and the Executive shall jointly so instruct the Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein. The parties hereto agree that the final decisions of the arbitrator so chosen may be enforced by a court of competent jurisdiction.

                  20. Costs of Enforcement. In the event any legal action is
                      --------------------
brought or that arbitration is commenced in connection with any dispute relating to the rights and obligations of the parties hereunder the prevailing party or parties shall be entitled to recover reasonable




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

attorneys' fees and other costs incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

                  21. Survival of Agreement. Except as otherwise expressly
                      ---------------------
provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

                  22. Title and Headings. Titles and headings in this Agreement
                      ------------------
are for ease of reference and convenience only, and shall not be construed to affect the meaning of any provision of this Agreement.

                  23. Enforceability. Except as otherwise noted herein, the
                      --------------
enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

                  24. Indemnity. To the fullest extent permitted by applicable
                      ---------
law and the bylaws of the Company as from time to time in effect, the Company shall indemnify the Executive and hold the Executive harmless against and from any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for the Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement. To the same extent, the Company will, upon receipt of such undertaking from the Executive as may be required by applicable law, pay as incurred all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and reasonably incurred by the Executive in connection with defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against the Executive by reason of the Executive's service as an officer or agent of the Company or of a Subsidiary.

                  25. Acknowledgment by Executive. The Executive represents to
                      ---------------------------
the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to terms the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

                  26. Effect on Prior Agreement. Upon the execution of this
                      -------------------------
Agreement, the Prior Agreement shall be deemed terminated and of no further force or effect (except to the extent contemplated by the final sentence of Section 2(b)) without any consequence to the Executive or the Company of any kind, and the Prior Agreement shall be deemed superseded and replaced for all purposes by this Agreement.

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

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

                                          "COMPANY"

                                          CATELLUS DEVELOPMENT CORPORATION,
                                          a Delaware corporation




                                          By: /s/ Richard D. Farman
                                              _____________________________
                                            Richard D. Farman
                                            Lead Independent Director





                                          By: /s/ William M. Kahane
                                              _____________________________
                                            William M. Kahane
                                            Chair of the Compensation & Benefits
                                            Committee of the Board of Directors





                                          "EXECUTIVE"



                                              /s/ Nelson C. Rising
                                              _____________________________
                                            Nelson C. Rising

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                                       18

                                    Exhibit A

                               Benefits Memorandum
                               -------------------

..    Reimbursement of all business expenses consistent with the Company's expense reimbursement policies and the Company's practices under the Prior Agreement and in accordance with such policies as may be approved from time to time by the Board.

..    Medical Insurance.

     Choice of Prudential (Point of Service) or Prudential HMO

..    Dental Insurance

     Phoenix Home Life

..    Short-Term/Long-Term Disability Insurance. Life Insurance

     $15 million of life insurance for Executive (Supplemental also available for family members)

..    Club Memberships - Monthly fees for membership in one golf club and three luncheon clubs in California





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                                      A-1

                                    Exhibit B

                       Deferred Compensation Plan Credits
                       ----------------------------------

         1. In lieu of the SERP benefit provided under the Prior Agreement, effective January 1, 2002, the Company shall credit the Executive's account (the "Executive's Account") in the Company's Deferred Compensation Plan with $2,000,000.

         2. Subject to the limitations set forth in paragraph 5, below, with respect to each full calendar year of the Executive's employment by the Company during the Agreement Term (January 1, 2002 to December 31, 2006), as soon as practicable after the Company has determined the amount of the Executive's annual bonus for each such year, the Company shall credit the Executive's Account with an amount (the "Annual Credit") equal to the present value of an annuity which would (a) pay to the Executive, during his lifetime, an amount equal to 5% of the Executive average annual Cash Compensation (as defined below) for the three calendar years completed immediately prior to the date on which the credit is determined and (b) pay to the Executive's wife after the Executive's death, if she survives him, for her lifetime, an amount equal to one-half of the annual amount which would have been payable to the Executive. "Cash Compensation" shall mean the sum of the Executive's salary for the year in question and the annual bonus earned in such year, regardless of when such bonus is actually paid, and shall not include any severance benefits paid under this Agreement or any plan of the Company.

         3. Subject to the limitations set forth in paragraph 5, below, if the Executive's employment with the Company terminates under circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Disabled), paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause) of the Agreement, as soon as practicable after the termination date, the Company shall credit the Executive's Account with an amount equal t0 the product of the Annual Credit and the number of full calendar years between January 1 of the year in which the termination occurs and December 31, 2006. For example, if the Executive's employment is terminated by the Company pursuant to paragraph 3(g) on May 15, 2004, the Company shall credit the Executive's Account with the product of (i) the Annual Credit determined on the basis of the Executive's average annual Cash Compensation for the 2001, 2002 and 2003 calendar years and
(ii) 3.

         4. The present value of the annuity used to determine the amount of the Annual Credits shall be determined on the basis of the following actuarial assumptions: 5.1% discount rate, mortality at 80% of 1983 GAM.

         5. Notwithstanding any other provision of the Agreement to the contrary, (i) except as provided in the following clause (ii), the maximum amount of the Annual Credit for any year during the Agreement Term shall be $1,000,000, (ii) to the extent that the Annual Credit for any


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                                       B-1
year is less than $1,000,000, the difference between $1,000,000 and the Annual Credit shall be carried forward and shall be applied as an addition to the $1,000,000 limitation for any year for which the Annual Credit would exceed $1,000,000 and (iii) the Annual Credits which may be made under this Exhibit B to the Executive's Account shall not exceed $7,000,000 under any circumstances.

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                                       B-2

                                    Exhibit C

                              Tax Protection Policy
                              ---------------------

                  This Exhibit C shall apply if it is determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to the Executive or for the Executive's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including, without limitation, any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of being "contingent on a change in the ownership or control" of the Company, within the meaning of Section 280G of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are collectively referred to as the "Excise Tax"). If the Payments are subject to the Excise Tax and it is determined that the Parachute Value of the Payments (as defined below) exceeds 110% of the Safe Harbor Amount (as defined below), the Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payments and the Gross-Up Payment retained by the Executive after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Exhibit
                                                                         -------
C, and taking into account any lost or reduced tax deductions on account of the
-
Gross-Up Payment, shall be equal to the Payments. If it shall be determined that the Parachute Value of the Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the Executive shall bear all expense of, and be solely responsible for, any Excise Tax with respect to the Payments; provided, however, that the Executive may elect to specify which portion of the Payments shall be reduced so that no portion thereof shall be subject to the Excise Tax. For the purposes of this Exhibit C, (a) "Parachute Value of the Payments" shall mean the present value as
---------
of the date of the Change of Control for purposes of Section 280G of the Code of the portion of such Payments that constitutes a "parachute payment" under
Section 280G(b)(2), as determined by the Accountants (as defined below) for purposes of determining whether and to what extent the Excise Tax will apply to such Payments, and (b) "Safe Harbor Amount" shall mean the maximum Parachute Value of the Payments that the Executive can receive without any Payments being subject to the Excise Tax

                        (i) All determinations required to be made under this Exhibit C, including whether and when the Gross-Up Payment is required and the
---------
amount of such Gross-Up


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                                       C-1

Payment, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide the Executive and the Company with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from the Executive or the Company that the Executive has received or will receive a Payment. For the purposes of making the determinations and calculations required herein, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code, provided that the Accountants' determinations must be made on the basis of "substantial authority" (within the meaning of Section 6662 of the Code). For the purposes of this Exhibit C, the "Accountants" shall mean the Company's
                     ---------
independent certified public accountants serving immediately prior to the Change of Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by the Company.

                        (ii) For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of
Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income); and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income. To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Company at the time the Executive is entitled to receive the Payment and in no event will any Gross-Up Payment be paid later than five days after the receipt by the Executive of the Accountant's determination. Any determination by the Accountants shall be binding upon the Company and the Executive.

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                                       C-2

                        (iii)  As a result of uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Exhibit C
                                                                       ---------
(the "Underpayment"). In the event that the Company were to exhaust its remedies pursuant to paragraph (v) below and the Executive is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by the Company to or for the Executive's benefit.

                        (iv) The Executive and the Company shall each provide the Accountants access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determination contemplated by this Exhibit C.
---------

                        (v) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                               (A)   give the Company any information reasonably
requested by the Company relating to such claim;

                               (B)   take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                               (C)   cooperate with the Company in good faith in
order to effectively contest such claim; and

                               (D)   permit the Company to participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify the Executive for and hold Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest and penalties with respect thereto)

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                                       C-3
imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this Exhibit C, the
                                                            ---------
Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify the Executive for and hold the Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by the Company of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

INITIALS:______/___/___
        RDF WMK NCR

                                       C-4